As filed with the Securities and Exchange Commission
                      on November ___, 1994

                                        Registration No. ________

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM S-3

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                       HUGHES SUPPLY, INC.
     (Exact name of Registrant as specified in its charter)

Florida                            59-0559446
(State or other jurisdiction of    (IRS Employer Identification
incorporation or organization)     Number)

                     20 North Orange Avenue
                            Suite 200
                     Orlando, Florida  32801
                         (407) 841-4755
                (Address and telephone number of
            Registrant's principal executive offices)


                  Robert N. Blackford, Esquire
                 Maguire, Voorhis & Wells, P.A.
                     Two South Orange Plaza
                       Post Office Box 633
                     Orlando, Florida  32802
                         (407) 244-1100
               (Name, address and telephone number
                      of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time following the effective date of this Registration
Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box.  [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

                     (Cover page continued)

                 CALCULATION OF REGISTRATION FEE


                           Proposed       Proposed
Title of                   Maximum        Maximum
Securities    Amount       Offering       Aggregate  Amount of
to be         to be        Price          Offering   Registration
Registered    Registered   per Share (1)  Price (1)  Fee

Common Stock, 103,632 shs. $18.75         $1,943,100 $670.70
par value
$1.00 per
share


(1) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(b) under the Securities Act of 1933, as amended, on the basis of the last reported sale price of the Company's Common Stock on November 8, 1994 as reported by the New York Stock Exchange.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

               ___________________________________

                       HUGHES SUPPLY, INC.
                      CROSS REFERENCE SHEET


     Item Number and Caption                 Heading in Prospectus


1.   Forepart of the Registration                 *
     Statement and Outside Front Cover
     Page of Prospectus

2.   Inside Front and Outside Back                *
     Cover Pages of Prospectus

3. Summary Information, Risk Factors "The Company" and Ratio of Earnings to Fixed
     Charges

4.   Use of Proceeds                    "Use of Proceeds"

5.   Determination of Offering Price    Cover Page - "Plan of
                                        Distribution"

6.   Dilution                                     *

7.   Selling Security Holders           "Selling Shareholders"

8.   Plan of Distribution               "Plan of Distribution"

9.   Description of Securities to be    "Incorporation of
     Registered                         Certain Documents by
                                        Reference"

10.  Interest of Named Experts and      "Experts" - "Legal
     Counsel                            Matters"

11.  Material Changes                   "Recent Developments"

12.  Incorporation of Certain           "Incorporation of
     Information by Reference           Certain Documents by
                                        Reference"

13.  Disclosure of Commission Position  "Indemnification of
     on Indemnification for Securities  Directors and Officers"
     Act Liabilities
____________________________

* Not applicable or item caption is sufficiently descriptive to locate required information in Prospectus.



PROSPECTUS

                         103,632 SHARES
                       HUGHES SUPPLY, INC.

                          Common Stock

     This Prospectus relates to the sale of a maximum of 103,632
Shares of Common Stock, par value $1.00 (the "Shares"), by certain shareholders of the Company (the "Selling Shareholders"). See
"Selling Shareholders."

     The Shares may be offered by or on behalf of the Selling Shareholders from time to time in transactions on the New York Stock Exchange at the prices prevailing thereon, or in privately negotiated transactions at prices as may be agreed upon at the time of sale. The Shares may be publicly offered through underwriters, dealers or agents. When a particular offer of the Shares is made in which underwriting discounts and commissions (as defined in the Securities Act of 1933, as amended) may be deemed to be involved, a supplement to this Prospectus will be delivered together with this Prospectus setting forth with respect to such offer the number and price of the Shares offered and the terms of the offering, including the names of any underwriters, dealers or agents involved, any discounts, commissions and other items of compensation from, and the net proceeds to, the Selling Shareholders. See "Plan of Distribution." The Company will receive no proceeds from this offering.

     The Selling Shareholders will bear all expenses with respect to the offering of their respective shares, except the costs associated with registering the Shares, including the preparation and printing of this Prospectus, which will be borne by the Company.

     The Common Stock of the Company, $1.00 par value, is traded on the New York Stock Exchange (ticker symbol HUG). On November 8,
1994, the last reported sale price of the Common Stock was $18.75.

                      _____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      _____________________

        This date of this Prospectus is __________, 1994.

                        TABLE OF CONTENTS


CAPTION                                                   PAGE


Available Information .................................     3

Copies of Certain Documents ...........................     3

The Company ...........................................     4

Use of Proceeds .......................................     4

Selling Shareholders ..................................     5

Plan of Distribution ..................................     6

Recent Developments ...................................     6

Legal Matters .........................................     6

Experts ...............................................     7

Incorporation of Certain Documents by Reference .......     7

Indemnification of Directors and Officers .............     7

                      AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 5th Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates at the principal office of the Commission at 450 5th Street, N.W., Washington, DC 20549. In addition, the Common Stock of the Company is listed on the New York Stock Exchange and such reports, proxy statements and information concerning the Company can be inspected at the New York Stock Exchange, Room 401, 20 Broad Street, New York, New York 10005.


                   COPIES OF CERTAIN DOCUMENTS

     The Company will provide without charge to each person, including any beneficial owner of such person, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all information incorporated by reference in this Prospectus (not including exhibits to the information that has been incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Hughes Supply, Inc. Attention: J. Stephen Zepf, Treasurer and Chief Financial Officer, at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, or telephone (407) 841-4755.

                    ________________________


     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS SHALL NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.
                           THE COMPANY


     Hughes Supply, Inc. (the "Company") was founded as a general partnership in Orlando, Florida in 1928. The Company was incorporated as a Florida corporation in 1947.

     The Company is primarily engaged in the wholesale distribution of a broad range of materials, equipment and supplies to the construction industry and the electrical and mechanical trades. Major product lines distributed by the Company include electrical, plumbing, electric utility equipment, building materials, water and sewer equipment, air conditioning and heating equipment and pipe, valves, and fittings.

     As of the date of this Prospectus the Company distributes its product lines through 152 wholesale sales outlets located in Florida and 9 other states throughout the Southeast. The Company operates 62 sales outlets in Florida, 21 sales outlets in Georgia, 8 sales outlets in Alabama and two sales outlets in South Carolina under the name of Hughes Supply, Inc. The subsidiaries of the Company operate a total of 59 sales outlets located in Florida, Georgia, North Carolina, South Carolina, Mississippi, Tennessee, Kentucky, Maryland and Virginia. Since the beginning of the current fiscal year the Company acquired 3 previously unaffiliated sales outlets located in Savannah, Georgia, Jacksonville, Florida and Longwood, Florida.

     The principal executive offices of the Company are located at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801 and its telephone number is (407) 841-4755.


                         USE OF PROCEEDS

     The Shares offered hereby are being offered for the account of the Selling Shareholders and the Company will receive no proceeds from the sale of the Shares.

                      SELLING SHAREHOLDERS

     The following table sets forth certain information as of November 8, 1994, with respect to the beneficial ownership of the Shares. In addition, the following table reflects the effect of the sale of the Shares offered hereby.

                    Before Offering               After Offering

             Number of
             Shares    Percent of  Number of              Percent of
             Owned     Outstanding Shares to   Number of  Outstanding
                (1)    Shares (2)  be Sold   Shares Owned Shares


Trust Under the
Will of William
 S. Swaim
c/o James B. Sloan,
Trustee
300 Woodbrook Drive
High Point, NC
27262          96,149      1.6(2)    96,149      -0-         -0-

James B. Sloan (4)
300 Woodbrook Drive
High Point, NC
27262           7,483        -(3)     7,483      -0-         -0-


(1) On January 28, 1994, the Company, pursuant to an Acquisition Agreement dated as of January 28, 1994 (the "Acquisition Agreement") by and among the Company, the Selling Shareholders, and Swaim Supply Company, Inc., a North Carolina corporation ("SSC"), acquired 100% of the issued and outstanding capital stock of SSC from the Selling Shareholders in exchange for an aggregate, after adjustment, of 103,632 Shares of the Common Stock of the Company. SSC is currently operated as a wholly-owned subsidiary of the Company.
     Pursuant to the terms of the Acquisition Agreement, the Company agreed to register the shares of Common Stock of the Company transferred to each of the Selling Shareholders under the Securities Act of 1933, as amended. The Selling Shareholders listed in the above table were the shareholders of SSC.

(2) Calculated on the basis of 6,130,923 shares deemed to be outstanding, including 6,128,659 shares presently outstanding, the shares beneficially owned by the Selling Shareholders and referred to the in table above, and 337,857 shares subject to options which are presently exercisable.

(3) Shares beneficially owned constitute less than 1% of the shares outstanding.

(4) Prior to January 28, 1994, James B. Sloan served as President of SSC and since that date Mr. Sloan has served as Vice
     President and Secretary of SSC.

                      PLAN OF DISTRIBUTION

     The Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders, acting independently of one another, or the Selling Shareholders may from time to time sell the Shares in transactions on the New York Stock Exchange at the prices prevailing thereon. Alternatively, the Selling Shareholders may from time to time offer the Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom they may act as agent. The Selling Shareholders and any underwriters, dealers or agents that participate in a distribution of the Shares may be deemed underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. At the time a particular offer of the Shares is made in which underwriting discounts and commissions (as defined in the Securities Act of 1933, as amended) may be deemed to be involved, a supplement to this Prospectus will be distributed which will set forth the number and price of the Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or paid to dealers.

     The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or a varying price determined at the time of sale or at negotiated prices.


                       RECENT DEVELOPMENTS

     No material changes in the business or affairs of the Company have occurred since January 28, 1994, which have not been described in any report on Form 10-Q or Form 8-K.


                          LEGAL MATTERS

     Maguire, Voorhis & Wells, P.A., Two South Orange Plaza, Orlando, Florida 32801, counsel to the Company, has rendered an opinion with respect to the valid issuance and nonassessability of the Shares being offered hereby and as to certain other matters. Robert N. Blackford, a member of that firm, is Secretary and a Director of the Company. Certain members of that firm beneficially own 22,637 shares of the Company's Common Stock.


                             EXPERTS

     The consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Company's annual report on Form 10-K for the year ended January 28, 1994, have been audited by Coopers & Lybrand, independent accountants, as set forth in their report dated March 17, 1994 accompanying such financial statements and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1994, and the Company's quarterly Reports on Form 10-Q for the fiscal quarters ended April 30 and July 31, 1994, and Current Reports on Form 8-K dated May 24, 1994 and October 20, 1994 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated in this Prospectus by reference and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering described herein shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such documents. The description of the Company's Common Stock which is contained in a Registration Statement filed under the Exchange Act, and any amendments or reports filed for the purpose of updating such description are hereby incorporated in this Prospectus by reference.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is also incorporated by reference modifies or replaces such statement.


            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company, as a Florida corporation, is permitted, and in some cases required, under circumstances set forth in the provisions of Section 607.0850 of the Florida Business Corporation Act, to indemnify a director, officer, employee, or agent of the Company against certain expenses and liabilities incurred as a party to any proceeding (including, among others, a proceeding under the Securities Act of 1933) brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving in such capacity with respect to another entity at the request of the Company. Such provisions also permit the Company to purchase and maintain liability insurance on behalf of directors and officers.

     For some years the Company has maintained an insurance policy which insures directors and officers of the Company against amounts the director or officer is obligated to pay as respects his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty, subject to the applicable limits and terms of the policy, which amounts may include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits or proceedings or appeals therefrom, subject to the exceptions, limitations and conditions set forth in the policy.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.



O:\CORP\032\HUGHES\S-3

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     It is estimated that the Registrant will incur the following expenses in connection with the offering of the securities being registered.

     Registration Fee - Securities and
          Exchange Commission.................  $  670.70
     Accounting ..............................   5,500.00
     Legal Fees...............................   5,000.00
     Printing.................................     500.00
     Miscellaneous Expenses...................   1,000.00
               Total.......................... $12,670.70

Item 15.  Indemnification of Directors and Officers.

     The Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity against certain expenses and liabilities incurred as a party to any proceeding brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the reguest of the Registrant. With respect to actions, other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the Court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

     (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

     (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding;

     (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the Directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b) selected by a majority vote of the full Board of Directors (in which Directors who are parties may participate); or

     (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceedings.

     Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Registrant has maintained an insurance policy which insures directors and officers of the Registrant against amounts the director or officer is obligated to pay in respect of his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits, or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

Item 16.  Exhibits.

     (1)  Underwriting agreement - Not applicable.

     (2) Plan of acquisition, reorganization, liquidation or sucession:

          2.1 Acquisition Agreement dated January 28, 1994 by and among Hughes Supply, Inc., Swaim Supply Company,
               Testamentary Trust Under the Will of William S.
               Swaim amd James B. Sloan.

     (4) Instruments defining the rights of security holders, including indentures:

          4.1 A Specimen Stock Certificate representing shares of the Company's common stock, $1.00 par value, filed as Exhibit 4.2 to Form 10-Q for the Quarter Ended
               October 31, 1984.

          4.2  Resolution Approving and Implementing Shareholder
               Rights Plan filed as Exhibit 4.4 to Form 8-K dated
               May 17, 1988.

     (5)  Opinion re: legality - Opinion of Maguire, Voorhis &
          Wells, P.A. is filed as Exhibit 5 to the Registration
          Statement.

     (8)  Opinion re tax matters - Not applicable.

     (12) Statements re computation of ratios - Not applicable.

     (15) Letter re unaudited interim financial information - Not applicable.

     (23) Consents of experts and counsel:

          23.1 The consent of Coopers & Lybrand is filed as
               Exhibit 23.1 to the Registration Statement.

          23.2 The Consent of Maguire, Voorhis & Wells, P.A. is included in their opinion filed as Exhibit 5 to the Registration Statement.

     (24) Power of attorney - Not applicable.

     (25) Statement of eligibility of trustee - Not applicable.

     (26) Invitations for competitive bids - Not applicable.

     (27) Financial Data Schedules - Not applicable.

     (28) Information from reports furnished to state insurance regulatory authorities - Not applicable.

     (99) Additional exhibits - Not applicable.


Item 17.  Undertakings.

     The undersigned hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) For purposes of determining any liability under the Securities Act of 1933, that each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 21st day of October, 1994.

                         HUGHES SUPPLY, INC.
                         (Registrant)


                         By:  s/David H. Hughes
                              David H. Hughes, Chairman of the
                              Board, and Chief Executive Officer

                              s/J. Stephen Zepf
                              J. Stephen Zepf, Treasurer and
                              Chief Financial Officer, Chief
                              Accounting Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes,
J. Stephen Zepf and Robert N. Blackford, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibited thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title               Date


s/David H. Hughes             Director       October 21, 1994
David H. Hughes



s/A. S. Hall, Jr.             Director       October 21, 1994
A. Stewart Hall, Jr.


s/Vincent S. Hughes           Director       October 21, 1994
Vincent S. Hughes


                              Director       October __, 1994
Russell V. Hughes


s/John D. Baker, II           Director       October 19, 1994
John D. Baker, II


s/Robert N. Blackford         Director       October 21, 1994
Robert N. Blackford


s/Clifford M. Hames           Director       October 19, 1994
Clifford M. Hames


s/H. B. McManaway             Director       October 19, 1994
Herman B. McManaway


s/John B. Ellis               Director       October 19, 1994
John B. Ellis


s/Donald C. Martin            Director       October 19, 1994
Donald C. Martin



O:\CORP\032\HUGHES\S-3

                          EXHIBIT INDEX


EXHIBIT                  DESCRIPTION


  2.1          Acquisition Agreement dated January
               28, 1994 by and among Hughes Supply,
               Inc., Swaim Supply Company, Testamentary
               Trust Under the Will of William S. Swaim amd James B. Sloan.

   5           Opinion re Legality - Opinion of
               Maguire, Voorhis & Wells, P.A.

  23.1         Consent of Coopers & Lybrand


     Item 16 of Part II of this Registration Statement lists the Exhibits which are filed with or incorporated by reference into this Registration Statement. The above listed Exhibits are filed with this Registration Statement and, as set forth in Item 16, all other Exhibits are incorporated herein by reference.